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                                                                    EXHIBIT 5(a)
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                             THE UNITED STATES LIFE INSURANCE COMPANY
[LOGO APPEARS HERE]                   In the City of New York                       SELECT RESERVE(TM)
                             125 Maiden Lane  New York, New York 10038              ================
                                                                                    VARIABLE ANNUITY
                            -VARIABLE ANNUITY CERTIFICATE APPLICATION-

INSTRUCTIONS: PLEASE TYPE OR PRINT IN PERMANENT BLACK INK.
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1. ANNUITANT                                                   2. CONTINGENT ANNUITANT (optional)
   Name:________________________________________                  Name:________________________________________
   Address:_____________________________________                  Address:_____________________________________
   Phone:_____________ DOB:________ (max age 85)                  Phone:____________ DOB:_________ (max age 85)
   Sex: [_] M  [_] F   SS#:_____________________                  Sex: [_] M  [_] F  SS#:______________________
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3. PARTICIPANT (Complete only if different than Annuitant.)    4. JOINT PARTICIPANT (optional)
   Name:________________________________________                  Name:________________________________________
   Address:_____________________________________                  Address:_____________________________________
   Phone:_____________ DOB:________ (max age 85)                  Phone:____________ DOB:_________ (max age 85)
   Sex: [_] M  [_] F   Tax I.D. or SS#:____________________       Sex: [_] M  [_] F  Tax I.D. or SS#:__________________
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5. BENEFICIARY DESIGNATION (if more space is needed, please use Section 11 on page 2.)
   PRIMARY (if more than one, indicate percentages)               SECONDARY (if more than one, indicate percentages)
   NAME/RELATIONSHIP:                                             NAME/RELATIONSHIP


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6. PAYMENT INFORMATION (Please make checks payable to United States Life.)
   Initial Purchase Payment $____________       If [_]1035X   OR   [_] Transfer  then estimated amount $____________
   [_] Non-Qualified    [_] Qualified: (Check appropriate boxes in A and B)
                                                A.  [_] Rollover   [_] Transfer
                                                B.  Type of Plan:  [_] IRA    [_] SEP-IRA    [_] 401(k)  [_] Other
If any portion of the initial purchase payment is allocated to a Fixed Account, refer to the prospectus and to your annuity certificate regarding eligibility for an interest rate lock on 1035 Exchanges or other rollovers and transfers that qualify for special tax treatment under the Internal Revenue Code.
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7. INVESTMENT OPTIONS (Total allocations must equal 100%; use whole percentages)

AMERICAN GENERAL SERIES PORTFOLIO COMPANY                      OFFITBANK VIF-Total Return (7)                 ______%
  Money Market (13)                             ______%        OFFITBANK VIF-U.S. Government Securities (8)   ______%
HOTCHKIS AND WILEY VARIABLE TRUST                            ROYCE CAPITAL FUND
  Equity Income VIP (1)                         ______%        Royce Premier (9)                              ______%
  Low Duration VIP (3)                          ______%        Royce Total Return (10)                        ______%
LEVCO SERIES TRUST                                           WRIGHT MANAGED BLUE CHIP SERIES TRUST
  LEVCO Equity Value (2)                        ______%        Wright International Blue Chip (11)            ______%
NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.                 Wright Selected Blue Chip (12)                 ______%
  Navellier Growth (4)                          ______%      OTHER                                            ______%
OFFITBANK VARIABLE INSURANCE FUND, INC.                        -------------------------------------------    ------%
  OFFITBANK VIF-Emerging Markets ( 5)           ______%      FIXED ACCOUNT
  OFFITBANK VIF-High Yield ( 6)                 ______%        1-Year Guarantee Period (20)                   ______%
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8. DOLLAR COST AVERAGING
Dollar cost average: $____________________ (per transfer)  taken from the:  [_] Money Market OR [_] 1-Year Guarantee Period.
Frequency:   [_] Monthly    [_] Quarterly  [_] Semiannually  [_] Annually
Duration:    [_] 12 months  [_] 24 months  [_] 36 months     to be allocated to the Variable Division(s) as indicated below.
AMERICAN GENERAL SERIES PORTFOLIO COMPANY                      OFFITBANK VIF-Total Return (7)                $______
  Money Market (13)                             $______        OFFITBANK VIF-U.S. Government Securities (8)  $______
HOTCHKIS AND WILEY VARIABLE TRUST                            ROYCE CAPITAL FUND
  Equity Income VIP (1)                         $______        Royce Premier (9)                             $______
  Low Duration VIP (3)                          $______        Royce Total Return (10)                       $______
LEVCO SERIES TRUST                                           WRIGHT MANAGED BLUE CHIP SERIES TRUST
  LEVCO Equity Value (2)                        $______        Wright International Blue Chip (11)           $______
NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.                 Wright Selected Blue Chip (12)                $______
  Navellier Growth (4)                          $______      OTHER
OFFITBANK VARIABLE INSURANCE FUND, INC.                      ---------------------------------------------   $______
  OFFITBANK VIF-Emerging Markets (5)            $______      _____________________________________________   $______
  OFFITBANK VIF-High Yield (6)                  $______
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USL 8986-33
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9.  AUTOMATIC REBALANCING  ($25,000 minimum) Total allocation must equal 100%. Use whole percentages only.
    [_] Check here for Automatic Rebalancing of investment, based on certificate anniversary, to the VARIABLE ALLOCATIONS ONLY indicated below or then in effect.
FREQUENCY:       [_] Quarterly       [_] Semiannually      [_] Annually
AMERICAN GENERAL SERIES PORTFOLIO COMPANY                      OFFITBANK VIF-Total Return (7)                ______%
  Money Market (13)                             ______%        OFFITBANK VIF-U.S. Government Securities (8)  ______%
HOTCHKIS AND WILEY VARIABLE TRUST                            ROYCE CAPITAL FUND
  Equity Income VIP (1)                         ______%        Royce Premier (9)                             ______%
  Low Duration VIP (3)                          ______%        Royce Total Return (10)                       ______%
LEVCO SERIES TRUST                                           WRIGHT MANAGED BLUE CHIP SERIES TRUST
  LEVCO Equity Value (2)                        ______%        Wright International Blue Chip (11)           ______%
NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.                 Wright Selected Blue Chip (12)                ______%
  Navellier Growth (4)                          ______%      OTHER
OFFITBANK VARIABLE INSURANCE FUND, INC.                      ____________________________________________    ______%
  OFFITBANK VIF-Emerging Markets (5)            ______%      ____________________________________________    ______%
  OFFITBANK VIF-High Yield (6)                  ______%
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10.  REPLACEMENT  Will the proposed variable annuity replace any existing annuity or insurance contract?    [_] No  [_] Yes
     (If "yes," list company name, plan, and year of issue, and complete appropriate replacement documents.)
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11.  SPECIAL INSTRUCTIONS

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12.  SIGNATURES
All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.

We further agree that this application, if attached, shall be a part of the proposed annuity, and we verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE PROPOSED ANNUITY, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE
VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

We acknowledge receipt of the prospectuses for The United States Life Insurance Company In the City of New York Separate
Account USL VA-R and the summary prospectus for each of the investment options listed in Section 7 of this application. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity
Disclosure Statement provided to us in conjunction with the current prospectus for Separate Account USL VA-R.

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Under penalties of perjury, I certify: (1) that the Social Security (or taxpayer identification) number is correct as it appears in this application; and (2) that I am not subject to backup withholding under Section 3406 (a)(1)(C) of the Internal
Revenue Code. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
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Signed at ________________________________________________________              Date _______________________________________
          CITY                                               STATE

X__________________________________________________________________     X___________________________________________________
SIGNATURE OF ANNUITANT                                                   SIGNATURE OF PARTICIPANT (IF DIFFERENT THAN ANNUITANT)

X__________________________________________________________________     X___________________________________________________
SIGNATURE OF CONTINGENT ANNUITANT (IF APPLICABLE)                        SIGNATURE OF JOINT PARTICIPANT (IF APPLICABLE)
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13. DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

    Licensed Agent:________________________________________________     ____________________________________________________
                   PRINT AGENT NAME                                     AGENT NUMBER/LOCATION

                   ________________________________________________
                   PHONE NUMBER

Will the proposed variable annuity replace any existing annuity or insurance contract?   [_] No   [_] Yes
The agent hereby certifies that all information contained in this application is true to the best of his/her knowledge and belief.


X__________________________________________________________________     X___________________________________________________
SIGNATURE OF LICENSED AGENT                                              PRINT NAME OF BROKER/DEALER


X__________________________________________________________________     X___________________________________________________
SIGNATURE OF LICENSED PRINCIPAL OF BROKER/DEALER                         ADDRESS OF BRANCH OFFICE

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USL 8986-33
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